DVI

MASTER SECURITY AGREEMENT

Contract No. 3686

THIS MASTER SECURITY AGREEMENT ("Agreement") is entered into effective as of **November 8, 2002**, by and between **PREMIER P.E.T. IMAGING INTERNATIONAL, INC. ("Obligor")** and **DVI FINANCIAL SERVICES INC. ("DVI")**.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and affirmed, and intending to be legally bound, the parties agree as follows:

ARTICLE 1 – DEFINITIONS

1.1 **Specific Definitions**. As used in this Agreement, the following terms (whether used in the plural or singular form) will mean:

"**account**", "**account debtor**", "**chattel paper**", "**deposit account**", "**document**", "**equipment**", "**general intangibles**", "**goods**", "**health-care-insurance receivables**", "**instrument**", "**inventory**", "**investment property**", "**letter-of-credit rights**", "**payment intangibles**" and "**proceeds**" will have the meanings given such terms in the Code.

"**Affiliate**" means, with respect to any Person, any other Person that directly or indirectly Controls, is controlled by or is under common Control with that Person.

"**Chief Executive Office**" means the place from which the main part of the business operations of Obligor are managed or, in the case of an individual, Obligor's principal residence. Obligor's current Chief Executive Offices are located at 2300 Glades Road, Suite 100-W, Boca Raton, FL 33431.

"**Code**" means the Uniform Commercial Code as adopted by the Commonwealth of Pennsylvania, as the same may be amended from time to time. References in this Agreement to any Section of the Code will mean, on or after the adoption date of any revision to the Code in the Commonwealth of Pennsylvania, such revised or successor section thereto.

"**Collateral**" means Obligor's right, title and interest in, to and under the present and future personal property of Obligor described on the Collateral Rider(s) attached hereto, from time to time, as the same may be modified, supplemented or replaced.

"**Control**" means (a) the ownership of a majority of the voting power of all classes of voting stock or other ownership interests of a Person (other than an individual), (b) the ownership of a majority of the beneficial interest in income and/or capital of a Person (other than a corporation or an individual) or (c) possession, directly or indirectly, of power to direct, or cause the direction of, management or policies (whether through ownership of securities or other interests in a Person (other than an individual), by contract or otherwise).

"**DVI Indebtedness**" means the due and punctual payment and performance of all obligations, liabilities, covenants and agreements of Obligor to DVI or any of its Affiliates, whether now or hereafter owing or existing, whether direct or indirect, primary or as guarantor or surety, absolute or contingent, liquidated or unliquidated, matured or unmatured, whether or not secured by additional collateral and whether or not arising under any of the Loan Documents, as such obligations, liabilities, covenants and agreements may be hereafter amended, increased, decreased, supplemented or extended, including, without limitation, all costs of collection.

"**Event of Default**" means any and all events described in **Section 5.1**.

"**GAAP**" means generally accepted accounting principles as adopted in the United States, consistently applied and maintained.

"**Governmental Authority**" means any governmental or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality thereof, or any court, tribunal, grand jury or arbitrator, in any case whether foreign or domestic.

"**Lender Expenses**" means (a) all costs or expenses (including taxes and insurance premiums) required to be paid by Obligor under this Agreement or any of the other Loan Documents or with respect to any DVI Indebtedness that are paid or advanced by DVI, (b) filing, recording, publication and search fees paid or incurred by DVI in connection with the DVI Indebtedness, (c) costs and expenses incurred by DVI to correct any Event of Default or enforce any provision of the Loan Documents or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, and preparing for sale or advertising to sell any Collateral, whether or not a sale is consummated, after the occurrence of an Event of Default, (d) costs and expenses of suit incurred by DVI in enforcing or defending this Agreement, the Loan Documents or any portion thereof, (e) all costs or expenses incurred by DVI to convert any data submitted to DVI by Obligor, any guarantor or any of their Affiliates to an acceptable form and (f) DVI's reasonable attorney fees and expenses incurred (before or after execution of this Agreement) in advising DVI with respect to, or in structuring, drafting, reviewing, negotiating, amending, terminating, enforcing, defending or otherwise concerning, this Agreement, the Loan Documents, the

DVI Indebtedness or any portion thereof, irrespective of whether suit is brought.

"Lien" means any security interest, mortgage, pledge, assignment, lien or other encumbrance of any kind, including any interest of a vendor under a conditional sale contract or consignment and any interest of a lessor under a capital lease.

"Loan Documents" means that certain Limited Guaranty and Suretyship Agreement of even date herewith by Obligor to and for the benefit of DVI and all amendments, replacements, increases, renewals and modifications thereof or thereto.

"Material Adverse Effect" means, with respect to any Person or any event or circumstance, a material adverse change in (a) the business, assets, financial condition, management or operations of that Person, (b) the ability of that Person to satisfy the DVI Indebtedness or (c) the value of the Collateral.

"Obligor's Books" means all of the books and records of the Obligor including, but not limited to, all computer programs, disk or tape files, printouts, runs and other computer-prepared information and the equipment containing such information; provided, however, that confidential patient records are not included therein, except to the extent otherwise permitted by law.

"Permitted Lien" means (a) Liens for property taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen, provided in each such case that payment thereof is not yet due or is being contested as permitted herein, (b) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which has not expired, or in respect of which Obligor is in good faith prosecuting an appeal or proceeding for a review provided that a stay of execution pending such appeal or proceeding for review has been secured and adequate reserves have been established therefore, (c) Liens and priority claims incidental to the conduct of business or the ownership of properties and assets (including warehouse's and attorney's Liens and statutory landlord's Liens); deposits, pledges or Liens to secure the performance of bids, tenders, or trade contracts, or to secure statutory obligations; and surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money; provided that in each case the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings which have the effect of staying enforcement and with adequate reserves having been established therefor; and further provided that any such warehouse's or statutory landlord's Liens are subordinate or have been subordinated to the Liens of DVI in a manner satisfactory to DVI and (d) Liens granted to DVI or its Affiliates.

"Person" means an individual, corporation, partnership, limited liability company, trust, unincorporated association, joint venture, joint-stock company, government (including political subdivisions), Governmental Authority or any other entity.

"Unmatured Default" means any event or condition that, with notice, passage of time, or a determination by DVI or any combination of the foregoing would constitute an Event of Default.

1.2 **GAAP**. All financial terms used in this Agreement other than those expressly defined in **Section 1.1** or in any rider attached hereto, have the meanings accorded to them under GAAP. All other terms used in this Agreement, other than those defined in this **Section 1.1** or in any rider attached hereto, have the meanings accorded to them in the Code if so defined therein.

1.3 **Construction**. This Agreement has been reviewed by each of the parties and their respective counsel and is entitled to be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto. The parties agree that there will be no presumption to construe ambiguous provisions against one party or the other.

ARTICLE 2 – SECURITY INTEREST

2.1 **Grant of Security Interest.** As security for the DVI Indebtedness, Obligor (a) confirms the grant of a security interest, if any, in specific equipment pursuant to the terms of any Notes or Schedules executed under the Loan Documents and (b) grants to DVI, for itself and as agent for the pro rata benefit of DVI and its Affiliates, a security interest in and lien on the Collateral, under and subject only to the liens granted under the Notes and Schedules, if any. IT IS THE EXPRESS INTENTION OF OBLIGOR THAT THE COLLATERAL SECURES ALL EXISTING AND FUTURE DVI INDEBTEDNESS.

2.2 **Effect of Grant.** The security interests in and liens on the Collateral granted to DVI, for itself and as agent the pro rata benefit of DVI and its Affiliates, by Obligor hereunder will continue in full force and effect until all DVI Indebtedness has been paid in full.

ARTICLE 3 – REPRESENTATIONS AND WARRANTIES

Obligor hereby represents and warrants to DVI as follows:

3.1 **Existence**. Obligor, if not a natural person, is duly formed, validly existing and in good standing under the laws of the State of **DELAWARE**. Obligor is qualified and licensed to do business and is in good standing in each state in which the conduct of its business or its ownership of property requires that it be so qualified or licensed, except where the failure to be so qualified or licensed does not result in a Material Adverse Effect, and has the power and authority (corporate and otherwise) to execute and carry out the terms of the Loan Documents to which it is a party, to own its assets and to carry on its business as currently conducted.

3.2 **Authorization.** The execution, delivery and performance by Obligor of this Agreement and each Loan Document to which it is a party have been duly authorized by all necessary action. Obligor has duly executed and delivered this Agreement and each other Loan Document to which it is a party, and this Agreement and each such Loan Document constitute a valid and binding obligation of Obligor, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditor's rights generally and by general principles of equity.

3.3 **No Breach.** The execution, delivery and performance by Obligor of this Agreement and each other Loan Document to which it is a party (a) will not contravene any law or any governmental rule or order binding on it or its assets, (b) will not violate any provision of the organizational and governance documents of Obligor, (c) will not violate any agreement or instrument by which Obligor or its assets are bound, (d) do not require any notice to or consent by any Governmental Authority, except for consents already obtained, currently in effect and copies of which have been delivered to DVI and (e) will not result in the creation of a Lien on any assets of Obligor except the Liens in favor of DVI.

3.4 **Taxes.** All assessments and taxes, whether real, personal or otherwise, due or payable by or imposed, levied or assessed against Obligor or any of its property have been paid in full before delinquency or before the expiration of any extension period; and Obligor has made due and timely payment or deposit of all federal, state, and local taxes, assessments, or contributions required of it by law, except only for items that Obligor is currently contesting diligently and in good faith, for which adequate cash reserves have been established and that have been fully disclosed in writing to DVI. Obligor has filed all tax returns and reports required to be filed in a timely manner, and all such returns and reports are complete and accurate in all respects.

3.5 **Litigation and Proceedings.** Except as set forth on **Schedule 3.5** attached hereto and made a part hereof, (a) there are no outstanding judgments against Obligor or any of its assets and there are no actions or proceedings pending by or against Obligor before any court or administrative agency and (b) Obligor has no knowledge or belief of any pending, threatened, or imminent litigation, governmental investigations, or claims, complaints, actions, or prosecutions involving Obligor or any of the Collateral.

3.6 **Title to Collateral.** The Collateral is and will be owned by Obligor free and clear of all liens and other encumbrances of any kind, except the Permitted Liens. Obligor will defend the Collateral against any claims of all persons or entities other than DVI and its Affiliates.

3.7 **Addresses.** The portions of the Collateral that are tangible property and Obligor's Books will at all times be located at the addresses set forth on **Schedule 3.7** attached hereto, or such other location determined by Obligor after at least thirty (30) days' prior notice to DVI and delivery to DVI of any items requested by DVI to maintain perfection and priority of the security interests and liens granted to DVI hereunder and DVI's access to Obligor's Books.

3.8 **Cumulative Representations.** The warranties, representations and agreements set forth herein are cumulative and in addition to any and all other warranties, representations and agreements that Obligor gives, or causes to be given, to DVI, either now or hereafter.

3.9 **Full Disclosure.** No representation, warranty or statement by Obligor contained in this Agreement, any Rider or Schedule attached hereto, any Loan Document or any other document, instrument or certificate furnished by or on behalf of it pursuant to this Agreement or in connection with any DVI Indebtedness contains any incorrect, incomplete or misleading statement of material fact, or omits to state a material fact necessary to make the statements contained therein not materially misleading.

ARTICLE 4 – COVENANTS

Obligor will comply with the following:

4.1 **Taxes.** Obligor will file complete and accurate tax returns and reports in a timely manner as required by applicable law, and pay all taxes, assessments and other governmental charges imposed upon it or any of its assets, provided that no such charge or claim need be paid if it is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted which have the effect of staying any enforcement action.

4.2 **Accounting System.** If Obligor is an entity, Obligor will maintain a system of accounting in accordance with GAAP.

4.3 **Further Information.** If Obligor is a corporation whose stock is registered with the Securities and Exchange Commission for public sale, Obligor will furnish to DVI as soon as practicable with copies of all documents or reports filed by Obligor with the Securities and Exchange Commission. Obligor will promptly supply DVI with such other financial information concerning its affairs as DVI may reasonably request from time to time hereafter and will promptly notify DVI of any material adverse change in the Obligor's financial condition and any condition or event that constitutes an Event of Default or Unmatured Default under this Agreement or any other Loan Documents. In addition, Obligor authorizes DVI to contact, at any time, credit-reporting agencies concerning its credit standing.

4.4 **Compliance with Laws.** Obligor will comply in all material respects with all laws and regulations applicable to it in the operation of its business.

4.5 **Disposition of Assets.** Obligor will not sell, lease, transfer or otherwise dispose of any of the Collateral, except for the collection of accounts in the ordinary course of business.

4.6 **Liens**. Obligor will not create, incur or permit to exist any mortgage, pledge, encumbrance, lien, security interest or charge of any kind on the Collateral, except as permitted hereunder or under the Loan Documents.

4.7 **Maintenance of Properties**. To the extent Collateral includes tangible personal property, Obligor will maintain, preserve, protect and keep, or cause to be maintained, preserved, protected and kept, the Collateral in good working order and condition, reasonable wear and tear excepted, and will pay and discharge when due the cost of repairs to and maintenance of the same.

4.8 **Insurance**. Except where Collateral is limited to investment property, Obligor will carry adequate insurance issued by responsible and financially sound insurers acceptable to DVI, in amounts acceptable to DVI (at least adequate to comply with any co-insurance provisions) and against all such liability and hazards as are usually carried by entities engaged in the same or a similar business similarly situated or as may be reasonably required by DVI. Obligor will carry business interruption insurance in such amounts as may be reasonably required by DVI. In the case of insurance on any of the Collateral, Obligor will carry insurance in the full insurable value thereof and cause DVI, for itself and its Affiliates, to be named as loss payee (with a lender's loss payable endorsement) with respect to all personal property, and additional insured with respect to all liability insurance, as its interests may appear, with thirty (30) days' notice to be given DVI by the insurance carrier prior to cancellation, expiration or material modification of such insurance coverage.

Obligor will cause to be delivered to DVI the insurance policies therefor (or in the alternative, certificates of insurance) and at least thirty (30) business days prior to the expiration of any such insurance, additional policies or duplicates thereof (or in the alternative, certificates of insurance) evidencing the renewal of such insurance and payment of the premiums therefor. Obligor will further direct all insurers that, in the event of any loss thereunder or the cancellation of any insurance policy, the insurers shall make payments for such loss and pay all returned or unearned premiums directly to DVI for the pro rata benefit of DVI and its Affiliates, and not to Obligor and DVI jointly.

In the event of any loss, Obligor will give DVI immediate notice thereof and DVI may make proof of loss whether the same is done by Obligor. DVI is granted a power of attorney by Obligor with full power of substitution to file any proof of loss in Obligor's or DVI's name, to endorse Obligor's name on any check, draft or other instrument evidencing insurance proceeds, and to take any action or sign any document to pursue any insurance loss claim. Such power being coupled with an interest is irrevocable. In the event of any loss, DVI, at its option, may (a) retain and apply all or any part of the insurance proceeds to reduce, in such order and amounts as DVI may elect, the DVI Indebtedness or (b) disburse all or any part of such insurance proceeds to or for the benefit of Obligor for the purpose of repairing or replacing Collateral after receiving proof satisfactory to DVI of such repair or replacement, in either case without waiving or impairing the DVI Indebtedness or any provision of this Agreement. If DVI elects option (a), any remaining DVI Indebtedness will be paid by Obligor to DVI, for itself and the pro rata benefit of its Affiliates, upon demand. Obligor will not take out any insurance related to the ownership or operation of the Collateral (other than malpractice insurance) without having DVI, for itself and the pro rata benefit of its Affiliates, named as loss payee or additional insured thereon. Obligor will bear the full risk of loss from any loss of any nature whatsoever with respect to the Collateral.

4.9 **Additional Documents and Future Actions**. At its sole cost, Obligor will take such actions and provide DVI, for itself and as agent for the pro rata benefit of its Affiliates, from time to time with such agreements, financing statements and additional instruments, documents or information as DVI may in its reasonable discretion deem necessary or advisable to perfect, protect and maintain the security interests in the Collateral, to permit DVI to protect its interest, for itself and the pro rata benefit of its Affiliates, in the Collateral, or to carry out the terms of the Loan Documents. Obligor hereby authorizes and appoints DVI, for itself and the pro rata benefit of its Affiliates, as its attorney-in-fact, with full power of substitution, to take such actions as DVI may deem advisable to obtain, maintain, protect and perfect its interests in the Collateral, for itself and the pro rata benefit of its Affiliates, to execute on Obligor's behalf and file at Obligor's expense financing statements, and amendments thereto, in those public offices deemed reasonably necessary or appropriate by DVI to establish, maintain and protect a continuously perfected security interest in the Collateral, and to execute on Obligor's behalf such other documents and notices as DVI may deem advisable to maintain and protect the Collateral and its interests therein and its rights hereunder. Such power being coupled with an interest is irrevocable. Obligor irrevocably authorize the filing of a carbon, photographic or other copy of this Agreement, or of a financing statement, as a financing statement and agree that such filing is sufficient as a financing statement.

4.10 **Government Contracts**. If Collateral includes accounts, Obligor will promptly notify DVI if any of Obligor's accounts arise out of contracts with any department, agency or instrumentality of the United States or any State, Commonwealth or municipality and execute any instruments and take any steps reasonably required by the Agent in order that all moneys due and to become due under any such contracts will be assigned, to the extent permitted under applicable law, to DVI, for itself and as agent for the pro rata benefit of its Affiliates, and notice thereof given to the United States under the Federal Assignment of Claims Act or any other applicable law, statute or regulation.

4.11 **Name or Address Change**. Obligor will not change its names or addresses except upon thirty (30) days prior written notice to DVI and delivery to DVI of any items requested by DVI to maintain perfection and priority of security interests granted to DVI hereunder and access by DVI to Obligor's Books and records.

4.12 **Inspection by DVI**. Obligor will permit representatives of DVI and its Affiliates, if applicable, to inspect, examine and/or audit the Collateral and/or Obligor's Books and to make extracts thereof, at Obligor's expense and at all reasonable times, provided that unless an Unmatured Default or Event of Default has occurred and is continuing, DVI will give Obligor at least five (5) business days notice (which notice need not be in writing) prior to conducting such inspection or audit.

4.13 **Delivery**. If the Collateral includes investment property or titled equipment, Obligor will deliver all original certificates and instruments representing or evidencing the Collateral, or any portion thereof, to DVI in suitable form for transfer by delivery, accompanied by duly executed instruments of transfer or assignments in blank, all in form and substance satisfactory to DVI and with guaranteed signature(s).

4.14 **Control Agreement.** If a broker or agent is holding the certificates and/or instruments evidencing such Collateral constituting certificated investment property, Obligor will (a) cause such broker and/or agent to execute and deliver to DVI a broker's letter acknowledging this Agreement and agreeing to hold such Collateral for the benefit of DVI, which letter will be in form and content acceptable to DVI in its sole discretion or (b) authorize such broker or agent to transfer Obligor's account in which such Collateral is held to DVI's name, as nominee

4.15 **Other Actions with Respect to Collateral Consisting of Investment Property**. If Collateral includes investment property, Obligor will not take any action which would or could result in (a) the dissolution, consolidation or merger of any issuer (other than a public company) of the Collateral (an "**Issuer**") with or into another entity, (b) a material change or amendment to the governing documents of an Issuer, (c) an Issuer engaging in any other business venture or undertaking other than those in which such Issuer is currently engaged, (d) an Issuer applying for or consenting to the appointment of a receiver, trustee, or liquidator for itself or any of its property, (e) an Issuer admitting in writing its inability to pay its debts as they mature, (f) the general assignment by an Issuer for the benefit of creditors, (g) the adjudication of an Issuer as bankrupt or insolvent or (h) the filing by an Issuer of a voluntary petition in bankruptcy or a petition or answer seeking reorganization or an arrangement with creditors.

ARTICLE 5 – EVENTS OF DEFAULT; REMEDIES

5.1 **Events of Default**. Each of the following shall constitute an "**Event of Default**" hereunder:

(a) If there occurs an event of default under any other Loan Document (whether or not Obligor is a party thereto) after expiration of any applicable notice, grace and/or cure period permitted therein,

(b) If Obligor fails to observe or perform any covenant, condition or agreement to be observed or performed hereunder and such failure is not cured within thirty (30) days of written notice of such failure from DVI to Obligor. If such failure is capable of cure, but cannot be cured within such thirty (30) day period, Obligor will have an additional thirty (30) days to cure such failure, provided that Obligor promptly commences such cure upon receipt of the foregoing written notice and, at all times thereafter, diligently pursues such cure. The notice and cure periods set forth in this **Section 5.1(b)** apply only to the extent that the Event of Default in question is not specifically covered by any other subsection of this **Section 5.1** or

(c) All or any part of the Collateral is attached, seized, subjected to a writ or distress warrant, levied upon or comes within the possession or control of any receiver, trustee, custodian or assignee for the benefit of creditors.

5.2 **Grace Periods and Notice**. All notice, grace and cure periods provided herein shall run concurrently with all notice, grace and cure periods provided in any other Loan Documents.

5.3 **Specific Remedies**. At the option of DVI, upon the occurrence and during the continuance of any Event of Default:

(a) DVI, for itself and as agent for its Affiliates, may enter the premises occupied by Obligor and take possession of the Collateral and any records relating thereto,

(b) Use and occupy the premises of Obligor for the purpose of taking, holding, reconditioning, displaying, selling or leasing the Collateral without cost to DVI or liability to DVI, or

(c) DVI, for itself and as agent for its Affiliates, may exercise each and every right and remedy granted to it under the Loan Documents, under the Code and under any other applicable law or at equity.

5.4 **Sale or Other Disposition of Collateral**. The sale, lease or other disposition of the Collateral, or any part thereof, by DVI after an Event of Default may be for cash, credit or any combination thereof, and DVI, for itself and as agent for its Affiliates, may purchase all or any part of the Collateral at public or, if permitted by law, private sale, and in lieu of actual payment of such purchase price, may set-off the amount of such purchase price against the DVI Indebtedness then owing. Any sales of the Collateral may be adjourned from time to time with or without notice. DVI may cause the Collateral to remain, subject to the rights of third parties, on Obligor's premises or otherwise or to be removed and stored at premises owned by other persons, at Obligor's expense, pending sale or other disposition of the Collateral. Obligor, at DVI's request, will assemble the Collateral consisting of tangible assets and make such tangible assets available to DVI at a place to be reasonably designated by DVI. DVI will have the right to conduct, subject to the rights of third parties, such sales on Obligor's premises, at Obligor's expense, or elsewhere, on such occasion or occasions as DVI may see fit. Any notice required to be given by DVI of a sale, lease or other disposition or other intended action by DVI with respect to any of the Collateral which is deposited in the United States mail, postage prepaid and duly addressed to Obligor at the address specified in **Section 8.6** below, at least five (5) business days prior to such proposed action, will constitute fair and reasonable notice to Obligor of any such action. The net proceeds realized by DVI, for itself and for the pro rata benefit of its Affiliates, from any such sale or other disposition, after deduction for the expenses of retaking, holding, storing, transporting, preparing for sale, selling or otherwise disposing of the Collateral incurred by DVI in connection therewith and all other costs and expenses related thereto including reasonable attorney's fees, will be applied in such order as DVI, in its sole discretion, elects toward satisfaction of the DVI Indebtedness. DVI shall account to Obligor for any surplus realized upon such sale

or other disposition, and Obligor will remain liable for any deficiency. The commencement of any action, legal or equitable or the rendering of any judgment or decree for any deficiency will not affect DVI's Lien in the Collateral. Obligor agrees that DVI has no obligation to preserve rights to the Collateral against any other parties. DVI will be under no obligation to marshall any assets in favor of Obligor or any other party or against or in payment of any or all of the DVI Indebtedness.

5.5 **Actions with Respect to Accounts**. If Collateral includes accounts, Obligor hereby irrevocably makes, constitutes and appoints DVI (and any of DVI's designated officers, employees or agents) as Obligor's true and lawful attorney-in-fact, with full power of substitution, with power to sign Obligor's name and to take any of the following actions upon the occurrence and during the continuance of an Event of Default, in Obligor's name or the name of DVI, as the DVI may determine, without notice to Obligor and at Obligor's expense:

(a) Verify the validity and amount of or any other matter relating to the Collateral by mail, telephone, telecopy or otherwise,

(b) Notify all account debtors that Obligor's accounts have been assigned to DVI, for the pro rata benefit of DVI and its Affiliates, and that DVI and its Affiliates have a security interest therein,

(c) Direct all account debtors to make payment of all Obligor's accounts directly to DVI, for the pro rata benefit of DVI and its Affiliates, and forward invoices directly to such account debtors,

(d) Notify the United States Postal Service to change the address for delivery of mail addressed to Obligor to such address as DVI may designate or

(e) Enforce payment of and collect any accounts, by legal proceedings or otherwise.

Obligor ratifies and approves all acts of said attorneys and agrees that said attorneys will not be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law, except willful misconduct and gross negligence. This power, being coupled with an interest, is irrevocable. Obligor agrees to assist DVI in the collection and enforcement of its accounts and not to hinder, delay or impede DVI on its collection or enforcement of said accounts.

5.6 **Actions with Respect to Investment Property.**

(a) **Before Event of Default.** Prior to the occurrence of an Event of Default:

(i) **Voting.** Obligor will be entitled to exercise any and all voting and other consensual rights arising under the Collateral constituting investment property, or any portion thereof, for any purpose not inconsistent with the terms of any of the Loan Documents.

(ii) **Dividends; Distributions.** Unless otherwise prohibited in the Loan Documents, Obligor will be entitled to receive and retain any and all dividends, distributions and interest, declared, distributed or paid, with respect to the Collateral, constituting investment property, or any portion thereof; provided, however, that any and all (A) dividends, distributions and interest paid or payable other than in cash, (B) instruments and other property received, receivable or otherwise distributed with respect to, or in exchange for, such Collateral, or any portion thereof, (C) dividends and other distributions paid or payable in cash with respect to such Collateral, or any portion thereof, in connection with (1) a partial or total liquidation or dissolution or (2) a reduction of capital, capital surplus or paid-in-surplus and (D) cash paid, payable or otherwise distributed in respect of principal, or redemption of, or in exchange for, such Collateral, or any portion thereof will be forthwith delivered to DVI to hold as Collateral and will, if received by Obligor, be (x) received in trust for the benefit of DVI, (y) segregated from all other property or funds of Obligor and (z) forthwith delivered to DVI as Collateral in the same form as so received (with any necessary documents, endorsements or assignments in blank with guaranteed signatures(s)).

(b) **After Event of Default.** Upon the occurrence and during the continuance of an Event of Default:

(i) **Voting.** All rights of Obligor to (A) exercise voting and other consensual rights that Obligor would otherwise be entitled to exercise pursuant to **Section 5.6(a)**, and (B) receive dividends and interest payment that Obligor would otherwise be authorized to receive and retain, pursuant to **Section 5.6(a)**, will cease, and all such rights will thereupon become absolutely vested in DVI. DVI will thereafter have the sole and absolute right to exercise all voting and other consensual rights, and to receive and hold as Collateral all such dividends and interest payments, without any further notice to, or consent of, Obligor

(ii) **Dividends Held in Trust.** All dividends and interest payments that are received by Obligor or contrary to the provisions of **Section 5.6(b)(i)** will be (A) received in trust for the benefit of DVI, (B) segregated from other property or funds of Obligor and (C) forthwith delivered to DVI as Collateral in the same form as received (with any necessary documents, endorsements or assignments in blank with guaranteed signatures).

5.7 **Equitable Relief.** Obligor recognizes that, if Obligor fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, DVI will be entitled to temporary and permanent injunctive relief, if no remedy at law will provide adequate relief to DVI, without the necessity of proving actual damages.

8.8 **Jurisdiction**. The state and federal courts in the Commonwealth of Pennsylvania or any other court in which DVI initiates proceedings have jurisdiction over all matters arising out of this Agreement and service of process in any such proceeding is effective if mailed to Obligor at its address described in the notices section of this Agreement. Obligor waives any right it may have to assert the defense of forum non conveniens or to object to such venue and hereby consents to any court-ordered relief.

8.9 **Waiver of Trial by Jury**. DVI AND OBLIGOR HEREBY WAIVE THE RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS AGREEMENT OR ANY OF THE SECURITY DOCUMENTS OR THE CONDUCT OF THE RELATIONSHIP BETWEEN DVI AND OBLIGOR. EACH PARTY HERETO ACKNOWLEDGES THAT SUCH WAIVER HAS BEEN GRANTED AFTER CONSULTATION WITH COUNSEL.

8.10 **Other Waivers**. Obligor waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, release, compromise, notice of default, settlement, extension or renewal of any or all commercial paper, accounts, documents, instruments, chattel paper or guaranties at any time held by any DVI on which Obligor may be liable in any way.

8.11 **Press Release**. Obligor will not issue any press release or make any public announcement relating to this Agreement without DVI's express written consent except for disclosures required by applicable law.

8.12 **Third Party Beneficiaries or Agency**. The rights and benefits of this Agreement will not inure to the benefit of any third party. Nothing contained herein is intended to permit or authorize Obligor to make any contract on behalf of DVI, nor will this Agreement be construed as creating a partnership, agency, joint venture or making DVI an investor in Obligor.

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SIGNATURE PAGE – MASTER SECURITY AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Security Agreement by their duly authorized representatives on the date first above written.

PREMIER P.E.T. IMAGING INTERNATIONAL, INC.

By: ______________________
Name: Stephen A. Schulman, M.D.
Title: President

DVI FINANCIAL SERVICES INC.

By: ______________________
Name: MARK J. GALLAGHER
Title: DIRECTOR OF CREDIT

THIS CONTRACT (AND EQUIPMENT SCHEDULE AND MASTER LEASE THE TERMS OF WHICH IT INCORPORATES) HAS BEEN ASSIGNED TO, IS SUBJECT TO THE SECURITY INTEREST OF AND IS HELD IN TRUST FOR THE BENEFIT OF FLEET BANK N.A., AS AGENT, PURSUANT TO THE TERMS AND CONDITIONS OF A SECURITY AGREEMENT DATED JUNE 14, [illegible] AND RELATED DOCUMENTS, AS AMENDED FROM TIME TO TIME.

CERTIFIED TO BE A TRUE AND CORRECT
DOCUMENT AS SUBMITTED TO
DVI FINANCIAL SERVICES INC.
BY: 12/13/02
DATE: 12/13/02

PENDING AND THREATENED LITIGATION

-NONE-

SCHEDULE 3.5

TO

MASTER SECURITY AGREEMENT

WHERE COLLATERAL IS LOCATED

119 North Park Avenue, Rockville Centre, New York

SCHEDULE 3.7

TO

MASTER SECURITY AGREEMENT